SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 21, 2002
                                -----------------


                        Omega Healthcare Investors, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                    Maryland
                                    --------
         (State or other jurisdiction of incorporation or organization)

                  1-11316                          38-3041398
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         (Commission File Number)      (I.R.S. Employer Identification No.)


           9690 Deereco Road, Suite 100, Timonium, Maryland     21093
           -------------------------------------------------    -----
                 (Address of principal executive offices)     (Zip Code)

                                 (410) 427-1700
                                 --------------
              (Registrant's telephone number, including area code)

              900 Victors Way, Suite 350, Ann Arbor, Michigan 48108

          (Former Name or Former Address, if Changed Since Last Report)

Item 1.           CHANGES IN CONTROL OF REGISTRANT.

         See Item 5 below.

Item 5.           OTHER EVENTS.

     On February 21, 2002, Omega Healthcare Investors, Inc. completed its previously announced rights offering and related private placement to Explorer Holdings, L.P ("Explorer"), resulting in aggregate gross proceeds to the Company of $50 million before expenses. In the rights offering, the Company issued stockholders (other than Explorer) a total of 6,402,632 shares of common stock for gross proceeds of $18,695,685. On February 21, 2002, the Company also consummated the transactions with Explorer contemplated by the Investment Agreement dated as of October 31, 2001, as amended. In accordance with the Investment Agreement, Explorer purchased 10,720,656 shares of newly issued common stock for $31,304,315 and the Company entered into an Amended and Restated Stockholders Agreement and an Amended and Restated Registration Rights Agreement and Advisory Letter with Explorer, each of which are attached as exhibits hereto. Based on its Schedule 13D filing reporting the completion of the February 21, 2002 investment, the source of funds for Explorer's purchase of the Company's Common Stock was Explorer's working capital, which was derived from capital contributions from its partners. Based on its Schedule 13D filing, Explorer holds 28,049,226 shares of Common Stock, representing approximately 52% of the Company's outstanding Common Stock, which amount includes 16,774,720 shares of Common Stock issuable upon conversion of 1,048,420 shares of the Company's Series C Preferred Stock. Explorer may be deemed to have acquired or increased its control of the Company as a result of such transactions. The terms of the Amended and Restated Stockholders Agreement, Amended and Restated Registration Rights Agreement, Advisory Letter and other agreements with Explorer, including Explorer's right to designate directors of the Company, are described in the Company's definitive proxy statement for the special meeting of stockholders held on February 18, 2002 and filed pursuant to Regulation 14A.

Item 7.           EXHIBITS.


4.1 Articles of Amendment amending the terms of the Company's Series C Convertible Preferred Stock

10.1 Amended and Restated Stockholders Agreement between Explorer Holdings, L.P. and Omega Healthcare Investors, Inc., dated as of February 21, 2002

10.2 Amended  and  Restated   Registration  Rights  Agreement  between  Explorer
     Holdings, L.P. and Omega Healthcare Investors, Inc., dated as of February 21, 2002

10.3 Advisory Letter from The Hampstead Group, L.L.C. to Omega Healthcare Investors, Inc., dated February 21, 2002

99.1 Press Release issued by Omega  Healthcare  Investors,  Inc. on February 21,
     2002

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                OMEGA HEALTHCARE INVESTORS, INC.


Date:  February 21, 2002                    By:   /s/ C. TAYLOR PICKETT
                                               ---------------------------------
                                                 C.Taylor Pickett
                                                 Chief Executive Officer